UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2006

ICT Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-20807

Pennsylvania	23-2458937
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard, Newtown, PA 18940

(Address of Principal Executive Offices, Including Zip Code)

(267) 685-5000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

On April 6, 2006, ICT Group, Inc. (the “Company”) entered into an Underwriting Agreement relating to a public offering (the “Offering”) of 3,150,000 shares of its common stock, par value $0.01 per share, at a public offering price of $24.00 per share (the “Shares”). The Company is offering 2,050,000 Shares and certain selling shareholders are offering the other 1,100,000 Shares.

Robert W. Baird & Co. Incorporated, William Blair & Company, L.L.C., Canaccord Adams Inc. and Craig-Hallum Capital Group LLC are serving as underwriters for the Offering (the “Underwriters”) and have been granted a 30-day option to purchase up to an additional 472,500 Shares from the Company and the selling shareholders to cover over-allotments, if any. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Current Report.

The Company is also filing as an exhibit to this Current Report the opinion of Morgan, Lewis & Bockius LLP, which is filed as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated April 6, 2006, by and between the Company, the Selling Shareholders and the Underwriters.

5.1	Opinion of Morgan, Lewis & Bockius.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ John J. Brennan
John J. Brennan
Chairman, Chief Executive
Officer and President

Dated: April 6, 2006

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated April 6, 2006, by and between the Company, the Selling Shareholders and the Underwriters.

5.1	Opinion of Morgan, Lewis & Bockius.

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